UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 9, 2014

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 9, 2014, the shareholders of Rogers Corporation (the “Company”) approved an amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan (as amended, the "2009 Plan"). See Item 5.07 of this report below. The 2009 Plan provides for the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, and other stock awards. Those eligible for awards under the 2009 Plan include employees, directors and consultants of the Company and its affiliates. The sole purpose of the amendment to the 2009 Plan was to increase the share reserve of the Company's capital stock (also referred to as common stock), $1 par value per share, thereunder by 800,000 shares; no other changes to the 2009 Plan were made by the amendment.

A further description of the terms of the 2009 Plan is set forth in the Company's definitive proxy statement which was filed with the Securities and Exchange Commission on March 24, 2014 (the "Proxy Statement") under the heading "Proposal 4: To Approve an Amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan to Increase the Number of Shares of Stock Issuable Thereunder from 1,775,000 to 2,575,000 and to Re-Approve the Material Terms of the Performance Goals under the 2009 Plan for Purposes of Compensation Deductibility under Section 162(m) of the Internal Revenue Code," which is incorporated herein by reference. The description in the Proxy Statement and the description of the 2009 Plan contained herein are qualified in their entirety by reference to the complete terms and conditions of the 2009 Plan which was filed as Exhibit B to the Proxy Statement, and which is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)

The 2014 annual meeting of the shareholders of the Company (the “Meeting”) was held on May 9, 2014.  Sufficient shares were present for purposes of a quorum for all five proposals.  The voting results for each of the five proposals are set forth below.

(b)

1.  The eight nominees to the Board of Directors of the Company were elected based upon the following votes and, except as otherwise required by law, by the Company’s Articles of Organization or by the Company’s Bylaws, hold office until the next annual meeting of shareholders and thereafter until their successors have been chosen and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael F. Barry	15,897,901	176,101	814,632
Bruce D. Hoechner	15,814,932	259,073	814,632
Gregory B. Howey	15,776,532	297,473	814,632

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Carol R. Jensen	15,898,901	175,104	814,632
William E. Mitchell	15,897,057	176,948	814,632
Ganesh Moorthy	16,053,445	20,560	814,632
Robert G. Paul	15,760,221	313,784	814,632
Peter C. Wallace	15,881,569	192,436	814,632

2.  The vote on a non-binding advisory resolution to approve the executive compensation as disclosed in the accompanying Proxy Statement for the Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,697,795	322,111	54,099	814,632

3.  The vote on re-approval of the material terms permitted for performance goals that may be used under the Annual Incentive Compensation Plan for the purposes of compensation deductibility under Section 162(m) of the Internal Revenue Code was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,744,567	274,785	54,653	814,632

4.  The vote to approve an amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan to increase the number of shares of stock issuable thereunder from 1,775,000 to 2,575,000 and to re-approve the material terms of the performance goals under the 2009 Long-Term Equity Compensation Plan for purposes of compensation deductibility under Section 162(m) of the Internal Revenue Code was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,032,435	989,461	52,109	814,632

5.  The vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2014, was as follows:

FOR	AGAINST	ABSTAIN
16,703,340	167,009	18,288

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
By:	/s/ Terrence W. Mahoney
Terrence W. Mahoney
Vice President & General Counsel

Date:  May 15, 2014

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